SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2008, Washington Real Estate Investment Trust (“WRIT”) entered into a purchase agreement with 2445 M Street Property, LLC to acquire a multi-story, 290,000 square foot office building located at 2445 M Street, Washington DC, for approximately $182 million. WRIT will pay a portion of the total purchase price through the assumption of approximately $102 million of mortgage debt. The mortgage debt bears a fixed interest rate of 5.619% per annum and has a maturity date of January 6, 2017. The purchase is subject to WRIT obtaining lender consents for the assumption of the mortgage debt and to customary conditions and termination rights for transactions of this type. Assuming it obtains the necessary lender consents, WRIT anticipates the closing of the acquisition will take place no later than the fourth quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST (Registrant)

By:	/s/ Laura M. Franklin
(Signature)
Laura M. Franklin Executive Vice President Accounting, Administration and Corporate Secretary

June 17, 2008
(Date)